                                                                    Exhibit 3.44
                           ARTICLES OF INCORPORATION
                                      OF
                         CLERMONT COUNTY WILSONS, INC.


     The undersigned, a majority of whom are citizens of the United States, desiring to form a corporation, for profit, under Sections 1701.01 et seq. of the Revised Code of Ohio, do hereby certify:

     FIRST:  The name of said corporation shall be CLERMONT COUNTY WILSONS, INC.

     SECOND: The place in Ohio where its principal office is to be located is 21 East State Street, Columbus, Franklin, County.

     THIRD:  The purposes for which it is formed are:

          To buy, sell and generally deal in and with (at wholesale, retail or both) men's, women's and children's clothing, shoes, jewelry, belts, pocketbooks, and other accessories and wearing apparel of every kind and description.

     FOURTH: The number of shares which the corporation is authorized to have outstanding is One Hundred (100) common stock, all of which are without par value.

     FIFTH: The amount of stated capital with which the corporation shall begin business is Five Hundred Dollars ($500.00).

     IN WITNESS WHEREOF, We have hereunto subscribed our names, this 9th day of June, 1987.

                                   CLERMONT COUNTY WILSONS, INC.
                                   ---------------------------------------------
                                   Name of Corporation

                                   /s/ John S. Hoenigmann
                                   ---------------------------------------------
                                   John S. Hoenigmann

                                   /s/ Paul Allersmeyer
                                   ---------------------------------------------
                                   Paul Allersmeyer

                                   /s/ Ann Patalano
                                   ---------------------------------------------
                                   Ann Patalano

                    Original Appointment of Statutory Agent

     The undersigned, being at least a majority of the incorporators of CLERMONT COUNTY WILSONS, INC., hereby appoint United States Corporation Company to be statutory agent upon whom any process, notice or demand required or permitted by statute to be served upon the corporation may be served.

     The complete address of the agent is: 21 East State Street, Columbus, Franklin County, Ohio 43215.

Date:  June 9, 1987

                                   /s/ John S. Hoenigmann
                                   ---------------------------------------------
                                   John S. Hoenigmann

                                   /s/ Paul Allersmeyer
                                   ---------------------------------------------
                                   Paul Allersmeyer

                                   /s/ Ann Patalano
                                   ---------------------------------------------
                                   Ann Patalano

                             CERTIFICATE OF MERGER

     In accordance with the requirements of Ohio law, the undersigned corporations, limited liability companies and/or limited partnerships, desiring to effect a merger, set forth the following facts:

I.   SURVIVING ENTITY

     A. The name of the entity surviving the merger is: Clermont County Wilsons, Inc.

     B. Name change: As a result of this merger, the name of the surviving entity has been changed to the following: Wilsons Leather of Ohio Inc.

     C.   The surviving entity is a Domestic (Ohio) corporation.

II.  Merging Entities

     The name, type of entity, and state/county of incorporation or organization, respectively, of each entity, other than the survivor, which is a party to the merger are as follows:

 Name                             State/County of Organization    Type of Entity
 Kenwood Wilsons, Inc.                         Ohio               Corporation
 Parmatown Wilsons, Inc.                       Ohio               Corporation
 Sandusky Mall Wilsons, Inc.                   Ohio               Corporation

III. Merger Agreement on File

     The name and mailing address of the person or entity from whom/which eligible persons may obtain a copy of the agreement of merger upon written request:

          Name                                  Address

          Douglas J. Treff               400 S. Highway 169
                                         St. Louis Park, Minnesota 55426

IV.  Effective Date of Merger

     This merger is to be effective at the close of business on August 3, 1996.

V.   Merger Authorized

     The laws of the state or country under which each constituent entity exists, permits this merger.

     This merger was adopted, approved and authorized by each of the constituent entities in compliance with the laws of the state under which it is organized, and the persons signing this certificate on behalf of each of the constituent entities are duly authorized to do so.

VI.  Statement of Merger

     Upon filing, or upon such later date as specified herein, the merging entity/entities listed herein shall merge into the listed surviving entity.

VII. Amendments

     The articles of incorporation of the surviving domestic entity herein, are amended as set forth in the attached "Exhibit A".

     The undersigned constituent entities have caused this certificate of merger to be signed by its duly authorized officers, partners and representatives on the date (s) stated below.
CLERMONT COUNTY WILSONS, INC.

By:   /s/ David L. Rogers                    By:     /s/ Jonathan G. Halper
    ------------------------------                ------------------------------
Its:  President                              Its:    Secretary
    ------------------------------                ------------------------------
Date:  July 19, 1996

KENWOOD WILSONS, INC.

By:   /s/ David L. Rogers                    By:   /s/ Jonathan G. Halper
    ------------------------------               -------------------------------
Its:  President                              Its:  Secretary
    ------------------------------                ------------------------------
Date:  July 19, 1996

PARMATOWN WILSONS, INC.

By:   /s/ David L. Rogers                    By:   /s/ Jonathan G. Halper
    ------------------------------               -------------------------------
Its:  President                              Its:  Secretary
    ------------------------------               -------------------------------
Date:  July 19, 1996

SANDUSKY MALL WILSONS, INC.

By:   /s/ David L. Rogers                    By:   /s/ Jonathan G. Halper
    ------------------------------               -------------------------------
Its:  President                              Its:  Secretary
    ------------------------------               -------------------------------
Date:  July 19, 1996

                                                                       Exhibit A

                         CLERMONT COUNTY WILSONS, INC.
                    Amendment to Articles of Incorporation


     As stated in the Agreement of Merger referred to in the Certificate of Merger to which this Exhibit is attached, upon the effectiveness of the merger therein provided for, Article First of the Articles of Incorporation of CLERMONT COUNTY WILSONS, INC., an Ohio corporation and the corporation surviving said merger, shall be deemed to be amended to read in its entirety as follows:

     "FIRST.  The name of said corporation shall be Wilsons Leather of Ohio
Inc."